Conformis Reports Second Quarter 2023 Financial Results

BILLERICA, Mass., August 2, 2023 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Summary

•Total revenue of $13.0 million, a decrease of 15% year-over-year on a reported and constant currency basis.
•Product revenue of $12.5 million, a decrease of 17% year-over-year on a reported and constant currency basis.
•Conformis hip system revenue of $1.0 million, an increase of 30% year-over-year.
•Cash and cash equivalents of $26.2 million as of June 30, 2023.
•Announced merger agreement to be acquired by restor3d in cash acquisition; special meeting of Conformis stockholders scheduled for August 31, 2023 to adopt merger agreement.

	Three months ended June 30,		Increase/(decrease)
($, in thousands)	2023	2022	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$10,777	$13,415	$(2,638)	(20)%	(20)%
Rest of world	1,719	1,727	(8)	—%	—%
Product revenue	12,496	15,142	(2,646)	(17)%	(17)%
Royalty revenue	527	153	374	244%	244%
Total revenue	$13,023	$15,295	$(2,272)	(15)%	(15)%

Second Quarter 2023 Highlights

Revenue
•Decrease in product revenue year-over-year was primarily due to declines in U.S. knee orders following our business model transition and manufacturing/supply chain challenges.
•Royalty and licensing revenue increased year-over-year as a result of revenue recognized under the License Agreements with Bodycad and Exactech.

Gross Margin
•Product gross profit margin was 38% in the second quarter of 2023, compared to 35% in the same period last year. The product gross margin rate increased year-over-year primarily as a result of higher selling prices on our fully personalized knees due to our Platinum Services℠ Program, volume transition to our lower cost Imprint™ knee system, and decreased cancelled case inventory expense partially offset by increased labor and material costs and lower manufacturing volumes.
•Total gross profit decreased $3.6 million to $1.8 million, or 14% of revenue, for the second quarter of 2023, compared to $5.5 million, or 36% of revenue, in the same period last year. The decrease in gross margin was driven primarily by a settlement paid in connection with the Osteoplastic Settlement and License Agreement.

Operating Expenses

•Total operating expenses of $14.1 million decreased $4.1 million, a 22% reduction year-over-year, driven by cost management efforts, lower litigation expense, and lower variable expenses as a result of the decline in revenue.
•Sales and marketing expenses decreased $2.5 million primarily due to lower tradeshow, commission, and personnel expenses.
•Research and development expenses decreased $1.8 million primarily driven by lower personnel, revenue share, and project related expenses.
•General and administrative expenses increased $0.2 million primarily driven by an increase in professional services, partially offset by a decrease in legal expenses.

Net Loss
•Net loss was $13.0 million, or $1.78 per basic and diluted share, in the second quarter of 2023, compared to a net loss of $15.5 million, or $2.15 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $0.0 million in the second quarter of 2023, compared to foreign currency exchange transaction loss of $2.4 million in the same period last year.
•Weighted average basic and diluted shares outstanding of 7.3 million for the second quarter of 2023, compared to weighted average basic and diluted shares outstanding of 7.2 million for the same period last year. All share and per share information has been retroactively adjusted for all periods presented to give effect to the 1-for-25 reverse stock split that occurred in November 2022.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $26.2 million as of June 30, 2023, compared to $37.8 million as of March 31, 2023.

Merger Agreement to be Acquired by restor3d

On June 22, 2023, Conformis entered into an agreement and plan of merger with restor3d, pursuant to which, upon the terms and subject to the conditions described therein, restor3d will acquire Conformis via merger. Pursuant to the merger agreement, upon the closing, each share of Conformis common stock, other than shares to which appraisal rights are properly exercised and not withdrawn under Delaware law, will automatically be converted into the right to receive $2.27 in cash, without interest. A special meeting of Conformis stockholders has been scheduled for August 31, 2023. Conformis’ board of directors has unanimously resolved to recommend that Conformis stockholders vote to adopt the merger agreement. If the merger is consummated, Conformis’s common stock will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934. Please see "Additional Information and Where to Find It" and "Participants in the Solicitation" below for important additional information regarding the proposed merger and related matters.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to, (i) the risk that the proposed merger transaction with restor3d may not be completed in a timely manner or at all, which may adversely affect the business and the price of our common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of approval by our stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against us or restor3d related to the proposed transaction, (v) whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated, and whether we may be unable to continue as a going concern if the merger with restor3d is not consummated and we are unable to raise additional capital; (vi) risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and (vii) the other risks and uncertainties described in the "Risk Factors" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, and other public filings with the U.S. Securities and Exchange Commission (the "SEC"). In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger transaction with restor3d, Conformis filed a Definitive Proxy Statement with the SEC on July 24, 2023. The Definitive Proxy Statement and proxy card is being mailed to Conformis stockholders in advance of the special meeting relating to the proposed merger, which is scheduled to occur on August 31, 2023. BEFORE MAKING ANY VOTING DECISION, CONFORMIS STOCKHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENTS (INCLUDING ANY FUTURE AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Definitive Proxy Statement, definitive additional materials and such other documents containing important information about the proposed merger transaction at the SEC’s web site at www.sec.gov, and on Conformis’s website at www.conformis.com and clicking on the “Investors” link and then clicking on the "SEC Filings" link. The contents of the websites referenced above are not deemed to be incorporated by reference into the Definitive Proxy Statement. In addition, the Definitive Proxy Statement and other documents may be obtained free of charge by directing a request to Conformis, Inc., Investor Relations, 600 Technology Park Drive, Billerica, MA, telephone: (781) 374-5598.

Participants in the Solicitation

Conformis and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Conformis in connection with the proposed transaction. Information regarding Conformis’s directors and executive officers is included in the Definitive Proxy Statement referred to above. Security holders may also obtain information regarding Conformis’ directors and executive officers in Conformis’s definitive proxy statement for its 2023 annual meeting of stockholders (filed with the SEC on March 24, 2023), and in subsequent filings on Form 8-K. To the extent that holdings of Conformis securities have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Conformis as described above. The contents of the websites referenced above are not deemed to be incorporated by reference into the Definitive Proxy Statement.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2023	2022

Revenue
Product	$12,496	$15,142
Royalty and licensing	527	153
Total revenue	13,023	15,295
Cost of revenue	11,189	9,835
Gross profit	1,834	5,460

Operating expenses
Sales and marketing	4,063	6,562
Research and development	2,158	3,958
General and administrative	7,918	7,693
Total operating expenses	14,139	18,213
Loss from operations	(12,305)	(12,753)

Other income and expenses
Interest income	6	14
Interest expense	(668)	(453)
Foreign currency exchange transaction loss	(13)	(2,432)
Total other expenses	(675)	(2,871)
Loss before income taxes	(12,980)	(15,624)
Income tax (benefit) provision	31	(100)

Net loss	$(13,011)	$(15,524)

Net loss per share:
Basic and diluted*	$(1.78)	$(2.15)
Weighted average common shares outstanding:
Basic and diluted*	7,316,286	7,211,851
*Adjusted for the 1-for-25 reverse stock split

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$26,182	$48,667
Accounts receivable, net	7,676	9,773
Royalty and licensing receivable	121	134
Inventories, net	19,024	18,910
Prepaid expenses and other current assets	1,616	1,785
Total current assets	54,619	79,269
Property and equipment, net	7,455	8,154
Operating lease right-of-use assets	5,159	6,078
Other Assets
Restricted cash	462	462
Other long-term assets	86	85
Total assets	$67,781	$94,048

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$3,584	$4,163
Accrued expenses	5,252	7,978
Operating lease liabilities	1,936	1,932
Total current liabilities	10,772	14,073
Other long-term liabilities	336	230
Long-term debt, less debt issuance costs	20,639	20,563
Operating lease liabilities	4,009	5,003
Total liabilities	35,756	39,869
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at June 30, 2023 and December 31, 2022; no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value:
Authorized: 20,000,000 shares authorized at June 30, 2023 and December 31, 2022; 7,878,332 and 7,502,462 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	635,703	634,647
Accumulated deficit	(603,906)	(581,324)
Accumulated other comprehensive income	228	856
Total stockholders' equity	32,025	54,179
Total liabilities and stockholders' equity	$67,781	$94,048